UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2025, XTI Aerospace, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC (the “Representative”), as the representative of the underwriters named therein (the “Underwriters”), relating to a firm commitment underwritten public offering (the “Offering”) of 765,200 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 2,176,000 shares of Common Stock (the “Pre-funded Warrant Shares”), and common warrants (the “Common Warrants” and together with the Pre-funded Warrants, the “Warrants”) to purchase up to 2,941,200 shares of Common Stock (the “Common Warrant Shares” and together with the Pre-funded Warrant Shares, the “Warrant Shares”). The combined public offering price for each share of Common Stock, together with one Common Warrant, is $1.36. The combined public offering price for each Pre-funded Warrant, together with one Common Warrant, is $1.359. Each share of Common Stock, or a Pre-funded Warrant in lieu thereof, is being sold together with one Common Warrant.

Each Pre-funded Warrant will be immediately exercisable, will have an exercise price of $0.001 per share and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. Each Common Warrant will have an exercise price of $1.36 per share, will be exercisable immediately and will expire on the fifth anniversary of the date of issuance.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No 333-279901), previously filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2024, as amended on June 14, 2024 and declared effective on June 18, 2024, a base prospectus included therein, a preliminary prospectus supplement dated March 27, 2025 and a final prospectus supplement dated March 28, 2025.

The closing of the Offering is expected to occur on March 31, 2025. The net proceeds to the Company from the sale of the Shares and the Warrants after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, and assuming full exercise of the Pre-funded Warrants, is expected to be approximately $3.3 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Company also intends to use a portion of the net proceeds from the Offering, approximately $2.7 million, to repay in full all amounts outstanding, including a 115% prepayment penalty, in respect of two secured promissory notes issued by the Company to Streeterville Capital, LLC on May 1, 2024 and May 24, 2024.

Upon closing of the Offering, the Company will issue the Representative warrants (the “Representative’s Warrants”) as compensation to purchase up to 147,060 shares of Common Stock (5% of the aggregate number of Shares and Pre-funded Warrant Shares). The Representative’s Warrants will have an exercise price of $1.70 per share. The Representative’s Warrants will be exercisable, in whole or in part, immediately upon issuance until the five-year anniversary of the commencement of sales of the Shares and the Warrants.

A copy of the opinion of Mitchell Silberberg & Knupp LLP relating to the legality of the issuance and sale of the Shares, the Warrants, the Warrant Shares, the Representative’s Warrants and the shares of Common Stock issuable upon exercise of the Representative’s Warrants is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The Company agreed and its executive officers and directors entered into lock-up agreements (each, a “Lock-up Agreement” and collectively, the “Lock-up Agreements”) pursuant to which they agreed that, without the prior written consent of the Representative, not to, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) Common Stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or any other of the Company’s securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for, with respect to the Company, a period of 60 days from March 28, 2025, and with respect to its executive officers and directors, a period of 90 days from March 28, 2025.

Additionally, the Company agreed that for a period of 90 days from March 28, 2025, the Company will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock in any “at-the-market,” continuous equity transaction or variable rate transaction, without the prior written consent of the Representative.

The Company also agreed to file a subsequent registration statement covering the issuance of the Warrant Shares within 10 calendar days after the issuance date of the Warrants and use its best efforts to have it declared effective under the Securities Act by the 45th calendar day following the issuance date of the Warrants (or, in the event of a “full review” by the SEC, the 60th calendar day following the issuance date of the Warrants).

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Underwriting Agreement, the Pre-funded Warrant, the Common Warrant, the Representative’s Warrants and the Lock-up Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the form of Pre-funded Warrant, the form of Common Warrant, the form of Representative’s Warrant, and the form of Lock-Up Agreement, copies of which are filed herewith as Exhibits 1.1, 4.1, 4.2, 4.3 and 10.1, respectively.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01 Other Events.

On March 27, 2025, the Company issued a press release announcing the Offering.

On March 28, 2025, the Company issued a press release announcing the pricing of the Offering.

Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 28, 2025, by and between XTI Aerospace, Inc. and ThinkEquity LLC

4.1	Form of Pre-funded Warrant

4.2	Form of Common Warrant

4.3	Form of Representative’s Warrant

5.1	Opinion of Mitchell Silberberg & Knupp LLP

10.1	Form of Lock-Up Agreement

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)

99.1	Press Release, dated March 27, 2025

99.2	Press Release, dated March 28, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: March 31, 2025	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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